NUMBER

RL

COMMON STOCK
PAR VALUE $.001

RoomLinX, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CUSIP 776382 20 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of RoomLinX, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

RoomLinX, Inc. CORPORATE SEAL 2003 NEVADA

SECRETARY AND TREASURER

PRESIDENT AND CFO

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: C. SHARKEY 302-731-7088

/ ETHER 19 / LIVE JOBS / R / ROOMLINX 16807 FC

PRODUCTION COORDINATOR: VERONICA GLIATTI 931-490-1706
PROOF OF AUGUST 2, 2004
ROOMLINX, INC.
TSB 16807 FC

Operator: Ron

New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.